Exhibit 99.8

Subject: Exciting news from Nauticus Robotics

Nauticus Robotics investors,

I’m writing to share some exciting news about our company. Earlier today, we announced that Nauticus Robotics will become a publicly listed company through a merger with CleanTech Acquisition Corp. (Nasdaq: CLAQ), a publicly-traded special purpose acquisition company (“SPAC”). This is an important moment for us, as this transaction will provide us with additional capital and resources to accelerate our growth as we enter our next chapter as a publicly listed company. You can read the full announcement via [press release link] and learn more from our investor relations page [link].

Today’s announcement is a significant milestone to publicly announce our intention to merge with CleanTech Acquisition Corp; however, this is not the conclusion of the transaction. We will keep you updated on relevant information as we near the closing of the transaction, which is expected to take place in the first half of 2022, subject to regulatory and stockholder approvals and other customary closing conditions.

The combined company will have an estimated post-transaction enterprise value of $377 million with an estimated equity value of $560 million. Proceeds will consist of up to $174 million of cash held in CleanTech Acquisition Corp.’s trust account (assuming no redemptions) and an additional $73 million in a fully committed private investment (the “PIPE”). Investors in the PIPE include including Transocean (NYSE: RIG), Schlumberger (NYSE: SLB), AeroVironment (NASDAQ: AVAV), Material Impact, and certain other top-tier institutional investors.

Upon the transaction’s closing, Nauticus Robotics’ investors from each round of funding will receive a meaningful number of shares of the combined company. We will be in touch with more details and specifics around the distribution of merger consideration as we proceed toward closing. In the meantime, if you have any questions, please reach out to [email].

We thank you again for your support over the years to help us reach this milestone.

Respectfully,

Nicolaus Radford - Founder, Chairman, President & CEO

This document relates to a proposed transaction between CleanTech Acquisition Corp. and Nauticus Robotics, Inc. This document does not constitute an offer to sell or exchange, or the solicitation of an offer to buy or exchange, any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, sale or exchange would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. CleanTech intends to file a registration statement on Form S-4 with the SEC, which will include a document that serves as a prospectus and proxy statement of CleanTech, referred to as a proxy statement/prospectus. A proxy statement/prospectus will be sent to all CleanTech stockholders. CleanTech also will file other documents regarding the proposed transaction with the SEC. Before making any voting decision, investors and security holders of CleanTech are urged to read the registration statement, the proxy statement/prospectus and all other relevant documents filed or that will be filed with the SEC in connection with the proposed transaction as they become available because they will contain important information about the proposed transaction.

Investors and security holders will be able to obtain free copies of the registration statement, the proxy statement/prospectus and all other relevant documents filed or that will be filed with the SEC by CleanTech through the website maintained by the SEC at www.sec.gov.

CleanTech and Nauticus and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from CleanTech’s stockholders in connection with the proposed transaction. A list of the names of the directors and executive officers of CleanTech and information regarding their interests in the business combination will be contained in the proxy statement/prospectus when available. You may obtain free copies of these documents as described in the preceding paragraph.

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of any securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such other jurisdiction.

For investor and media inquiries, please contact:

Gateway Group

IR: Cody Slach or Jeff Grampp, CFA

PR: Jordan Schmidt or Natalie Balladarsch

Phone: (949) 574-3860

E-mail : CLAQ@gatewayir.com